Exhibit 5.1

[Letterhead of Sidley Austin LLP]

January 30, 2008

IPC The Hospitalist Company, Inc.

4605 Lankershim Boulevard, Suite 617

North Hollywood, California 91602

Re:	IPC The Hospitalist Company, Inc.

Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to IPC The Hospitalist Company, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to an aggregate of 2,334,358 shares of the Company’s Common Stock, par vale $0.001 per share (the “Incentive Stock”), which may be issued pursuant to the IPC The Hospitalist Company, Inc. Employee Stock Purchase Plan (the “ESPP”), the 2007 Equity Participation Plan (the “2007 Plan”), the 2002 Equity Participation Plan, as amended (the “2002 Plan”), and the 1997 Equity Participation Plan, as amended (the “1997 Plan”, and together with the ESPP, the 2007 Plan and the 2002 Plan, the “Plans”).

As such counsel, we have examined: (i) the Plans; (ii) the Registration Statement; (iii) the Amended and Restated Certificate of Incorporation of the Company; (iv) the Amended and Restated Bylaws of the Company; and (v) resolutions of the Company’s Board of Directors relating to the plans and the issuance of securities thereunder. We have also examined originals, or copies of originals certified or otherwise identified to our satisfaction, of such records of the Company and other corporate documents, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for the opinions set forth herein. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

Based upon the foregoing, we are of the opinion that the shares of Incentive Stock, when issued by the Company pursuant to the terms and conditions of the Plans and as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable when: (i) the Registration Statement shall have become effective under the Act; (ii) such shares shall have been duly issued and sold in the manner contemplated by the Plan pursuant to which such shares are sold; and (iii) such shares shall have been duly delivered to the purchaser thereof against payment of the agreed consideration therefor (not less than the par value thereof) in accordance with the applicable Plan.

We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to the application of, the securities or blue sky laws of the various states or the District of Columbia to the sale of the Incentive Stock pursuant to the Plans.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction or as to any matter arising thereunder or relating thereto. Insofar as the opinions expressed herein relate to matters governed by laws other than those referred to in the first sentence of this paragraph, we have assumed, but without having made any independent investigation or verification, that such laws do not affect any of the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinions and statements contained herein, including any changes in applicable law which may hereafter occur.

We consent to the use of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ SIDLEY AUSTIN LLP